Exhibit 3.70

State of California
OFFICE OF THE SECRETARY OF STATE

1883838

I, TONY MILLER, Acting Secretary of State of the State of California, hereby certify:

That the annexed transcript has been compared with the record of file in this office, of which it purports to be a copy, and that same is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California MAR 15 1994

Acting Secretary of State

1883838

ARTICLES OF INCORPORATION OF PERRY MEDIA CORP. * * * * *	ENDORSED FILED In the office of the Secretary of State of the State of California MAR 11 1994 TONY MILLER Acting Secretary of State

FIRST: That the name of the corporation is Perry Media Corp.

SECOND: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THIRD: The name of this corporation’s initial agent for service of process in the State of California is C T Corporation System.

FOURTH: The total number of shares which this corporation is authorized to issue is 100,000 shares of common stock, each share having a par value of one penny ($.01).

IN WITNESS WHEREOF, the undersigned has executed these Articles this 9th day of March, 1994.

/s/ Deborah Arcuri
Sole Incorporator Deborah Arcuri

State of California OFFICE OF THE SECRETARY OF STATE A444684

I, TONY MILLER, Acting Secretary of State of the State of California, hereby certify:

That the annexed transcript has been compared with the record of file in this office, of which it purports to be a copy, and that same is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California APR - 1 1994 Acting Secretary of State

A444684

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF PERRY MEDIA CORP. * * * * * * * * * *	ENDORSED FILED in the office of the Secretary of State of the State of Calilornia MAR 31 1994 TONY MILLER Acting Secretary of State

We, Richard Perry, the President, and John Muldoon, the Secretary of Perry Media Corp., a corporation organized and existing under the laws of the State of California, do hereby certify:

1. That they are the President and the Secretary, respectively, of Perry Media Corp., a California corporation.

2. That an amendment to the articles of incorporation of this corporation has been approved by the board of directors.

3. The amendment so approved by the board of directors is as follows:

Article FIRST of the articles of incorporation of this corporation is amended to read as follows:

FIRST: That the name of the corporation is Radio & Records, Inc.

4. That the shareholders have adopted said amendment by written consent. That the wording of said amendment as approved by written consent of the shareholders is the same as that set forth above. That said written consent was signed by the holders of outstanding shares having not less than the minimum number of required votes of shareholders necessary to approve said amendment in accordance with Section 902 of the California Corporations Code.

5. That the designation and total number of outstanding shares entitled to vote on or give written consent to said amendment and the minimum percentage vote required of each class or series entitled to vote on or give written consent to said amendment for approval thereof are as follows:

Designation	Number of Shares outstanding entitled to vote or give written consent	Minimum percentage vote required to approve
Common	37,000	More than 50 percent

6. That the number of shares of each class which gave written consent in favor of said amendment equaled or exceeded the minimum percentage vote required of each class entitled to vote, as set forth above.

Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge. Executed at New York, New York on March 30, 1994.

/s/ Richard Perry
Richard Perry President

/s/ John Muldoon
John Muldoon Secretary

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